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                                                                    EXHIBIT 23.2




                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the 1995 Employee Stock Purchase Plan and 1994 Stock Plan of Connectics Corporation (formerly Connective Therapeutics, Inc.) and to the incorporation by reference of our report dated January 13, 1997 with respect to the financial statements of Connectics Corporation included in the its Annual Report (Form 10-K), as amended for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP
                                       /s/ Ernst & Young LLP




Palo Alto
June 26, 1997







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